Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jim Huseby
Investor Relations
(813) 273-3000

Syniverse Announces Record Fourth Quarter and

Full Year 2004 Results

Tampa, Fla. – March 7, 2005 – Syniverse Holdings, Inc. (NYSE: SVR), a leading provider of mission-critical technology services, today reported record results for fourth quarter and full year 2004.

Total revenues were $88.3 million for the fourth quarter 2004, a quarterly record, and a 25.9% year over year increase. Full year 2004 total revenues were $332.4 million, a 22.5% increase compared to 2003.

Net revenue excluding off-network database queries, or pass-thru revenue, was $85.2 million for the fourth quarter 2004, an increase of 30.7% compared to the same period in 2003. For full year 2004, net revenue was $308.7 million, a 27.6% increase compared to 2003.

Net income in the fourth quarter 2004 was $4.3 million, compared to a net loss of $59.1 million for the same period in 2003. Full year 2004 net income was $15.1 million compared to a net loss of $57.9 million in 2003.

Adjusted EBITDA was a record $37.7 million for the fourth quarter, a 52.3% increase from the fourth quarter 2003. Full year Adjusted EBITDA was $133.8 million for 2004, an increase of 28.1% in 2003.

“Our fourth quarter results cap a record-setting year for our company,” said Chairman and Chief Executive Officer Ed Evans. “We experienced strong organic growth in our core services, enhanced our clearinghouse position with the acquisition of EDS Interoperator Services (IOS) North America, completed a full year of number portability services, continued to execute on our international expansion plan and launched new offerings in mobile data and messaging. All of these activities paved the way to our recent initial public offering in the first quarter 2005.”

“Our fourth quarter and full year 2004 results clearly demonstrate the power of our scalable business model and our unique capabilities in addressing the ongoing needs of the wireless industry,” said Chief Financial Officer Ray Lawless. “Coupled with the completion of our IPO in February 2005 and the accompanying new credit facility, we have dramatically transformed our capital structure, which will provide considerable flexibility to grow the company.”

Fourth Quarter/ Full Year 2004 Service Line Revenue

Technology Interoperability Services

Technology Interoperability revenue was $26.6 million in the fourth quarter 2004, a 63.2% increase from the $16.3 million in the fourth quarter 2003. This increase was driven by strong organic growth combined with approximately $6.6 million of incremental revenue from the acquisition of IOS North America.

Technology Interoperability revenue was $81.1 million for the full year 2004, a 22% increase from the $66.5 million in 2003. Similar to the quarterly comparisons, full year results were driven by a combination of strong organic growth combined with incremental revenue contribution from the acquisition of IOS North America.

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Syniverse Technologies • One Tampa City Center, Suite 700, Tampa, FL 33602 • Tel +1 888.724.3579 • Outside North America +1 813.209.5944

www.syniverse.com

Syniverse 4Q Full Year 2004/page two

Network Services

Network Services revenue was $32.7 million in the fourth quarter 2004, a 6.7% year-over-year increase compared to the fourth quarter 2003.

Network Services revenue was $130.4 million in 2004, a year-over-year increase of 16.6% compared to $111.8 million in 2003. Increases for both fourth quarter 2004 and full year were driven by strong volume growth in GSM transport and intelligent network database services.

Number Portability Services

Number Portability revenue was $14.0 million in the fourth quarter 2004, a 228% year-over-year increase over the fourth quarter 2003. Quarterly results are not comparable due to the November 24, 2003 launch of wireless number portability services and approximately $2 million of one-time items in the fourth quarter of 2004.

Number Portability revenue was $48.5 million in 2004, a year-over-year increase of $43 million compared to $5.5 million in 2003.

Call Processing Services

Call Processing Services revenue was $8.7 million in the fourth quarter 2004, a year-over-year decrease of 13.7% compared to the fourth quarter 2003.

Call Processing Services revenue was $34.6 million for full year 2004, a year-over-year decrease of 19.2% compared to $42.8 million in 2003. The decrease reflects the continuing migration by carriers moving off of our call processor to implement direct SS7 connections.

Enterprise Solutions

Enterprise Solutions revenue was $3.2 million in the fourth quarter 2004, compared $3.9 million in the fourth quarter 2003.

Enterprise Solutions revenue was $14.1 million for full year 2004, a year-over-year decrease of $7.5% when compared to $15.3 million in 2003.

Off-Network Database Queries (Pass-Thru)

Pass-thru revenue for the fourth quarter 2004 was $3.1 million, compared to $5.0 million for the fourth quarter 2003.

Pass-thru revenue was $23.7 million for full year 2004, compared to $29.5 million in 2003.

Prior to the third quarter 2004, this revenue was reported within the network services category, but all periods presented herein have been reclassified for consistency. Pass-thru revenue is generated from charges incurred to access other providers’ databases on behalf of Syniverse customers. These charges are passed onto customers with little or no margin.

2004 Business Highlights

Significant accomplishments for Syniverse in 2004 include:

•	Key international customer contract wins with:

•	SFR, the second largest mobile operator in France, for GSM clearinghouse services

•	China Mobile, the largest mobile services provider in the world, for SS7 signaling transport and ANSI-ITU signaling conversion services

•	China Unicom, the world’s second largest CDMA wireless operator, for renewal of multiple roaming services and new SMS welcome and business intelligence services

•	Telecom New Zealand, for Mobile Data Roaming Solutions to support EVDO-based 3G high speed data and 1XRTT network roaming

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Syniverse 4Q Full Year 2004/page three

•	The acquisition of EDS Interoperator Services North America

•	New services launched including:

•	Alert Notification Messaging System

•	MMS interoperability Gateway

•	Mobile Device Control Services (Mobile DCS) to support telemetry applications

•	Signed Mobile Data Roaming Solutions contracts with three of the top U.S. national carriers to support Wi-Fi roaming and enabled Wi-Fi for the City of Atlanta

•	Continued expansion of international presence with the addition of offices in the United Kingdom, India, Singapore, Brazil, Italy, Slovakia and France

•	Completed first full year of Phase I WLNP services and successfully launched Phase II WLNP services to second and third tier markets, implementing 82 carriers

•	Re-branding the company to Syniverse Technologies to clearly define its presence in the global technology sector and to broaden the company’s strategic direction

Outlook

The company provides the following estimates for 2005:

	First Quarter	Full Year
Net Revenues	$75-$77 million	$315-$325 million
Adjusted EBITDA	$32-$34 million	$140-$150 million
Adjusted Net Income	$10-$12 million	$50-$60 million

Non-GAAP Measures

Syniverse’s Adjusted EBITDA is determined by adding the following to net income (loss): net interest expense, income taxes, depreciation, amortization, impairment losses on intangible assets, restructuring charges, Brience’s pre-acquisition EBITDA, because we accounted for the Brience acquisition like a pooling of interests rather than a purchase due to common control, and the transition expenses of integrating the EDS Interoperator Services North America business. A reconciliation of Adjusted EBITDA to net income (loss) is presented in the financial tables contained herein.

We present Adjusted EBITDA because we believe that Adjusted EBITDA provides useful information regarding our continuing operating results. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we also utilize Adjusted EBITDA as an assessment of our overall liquidity and our ability to meet our debt service obligations.

Syniverse’s Adjusted Net Income is determined by adding the following to net income (loss): income taxes, restructuring costs, impairment losses on intangible assets, amortization of intangibles recorded in purchase accounting, and transition expenses of integrating the EDS Interoperator Services North America business to arrive at Adjusted Income (loss) before provision for income taxes. This adjusted pre-tax result is adjusted for a provision for income taxes at an assumed long-term tax rate of 39%, which excludes the effect of our NOLs.

We present Adjusted Net Income because we believe that Adjusted Net Income provides useful information regarding our operating results and provides our investors with greater insight into our profitability exclusive of unusual adjustments.

We believe that Adjusted EBITDA and Adjusted Net Income are useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that these measures can

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Syniverse 4Q Full Year 2004/page four

assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing operating performance or cash flows. Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business, and Adjusted Net Income should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA and Adjusted Net Income only supplementally.

Fourth Quarter and Full Year 2004 Earnings Call

Syniverse Technologies will host market a conference call Monday, March 7, 2005 at 4:30 p.m. (ET) to discuss fourth quarter and full year 2004 results. To participate on this call, please dial 1 (888) 855-5487 (for U.S. callers) or +1 (719) 457-2666 (international direct dial). The pass code for this call is 2722422.

This event will be Webcast live in listen-only mode at www.syniverse.com/investorevents

A replay of this call will be available beginning Monday, March 7, 2005 at 7:30 p.m. (ET) through Monday, March 14, 2005, 12:00 a.m. (ET). To access the replay, please dial 1 (888) 203-1112 (for U.S. callers), or +1 (719) 457-0820 (international direct dial). The replay pass code is 2722422.

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About Syniverse

Syniverse is a leading provider of mission-critical technology services to wireless telecommunications companies worldwide. Syniverse solutions simplify technology complexities by integrating disparate carriers’ systems and networks in order to provide seamless global voice and data communications to wireless subscribers. Carriers depend on Syniverse’s integrated suite of services to solve their most complex technology challenges and to facilitate the rapid deployment of next generation wireless services. Syniverse provides services to over 300 telecommunications carriers in approximately 40 countries, including the ten largest U.S. wireless carriers and six of the ten largest international wireless carriers. Headquartered in Tampa, Fla., U.S.A., with offices in major cities throughout North America and in The Netherlands, Syniverse has a global sales force in London, Luxembourg, Rome, Beijing, Hong Kong, Rio de Janeiro and Belo Horizonte. For more information, visit www.syniverse.com

Cautions about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Syniverse Holdings, Inc

Condensed Consolidated Statements of Operations

(In thousands except per share information)

	(unaudited)	(unaudited)		(unaudited)
	Three Months Ended Dec 31, 2003	Three Months Ended Dec 31, 2004	Twelve Months Ended Dec 31, 2003	Twelve Months Ended Dec 31, 2004
Technology Interoperability Services	$16,290	$26,570	$66,536	$81,077
Network Services	30,605	32,655	111,845	130,408
Number Portability Services	4,269	14,014	5,469	48,478
Call Processing Services	10,128	8,737	42,764	34,569
Enterprise Solution	3,889	3,193	15,265	14,122

Revenues excluding Off Network Database Queries	65,181	85,169	241,879	308,654
Off Network Database Queries	4,991	3,143	29,529	23,749

Total Revenues	70,172	88,312	271,408	332,403

Cost of operations	29,356	33,501	109,744	138,484

Gross Margin	40,816	54,811	161,664	193,919

Gross Margin%	58.2%	62.1%	59.6%	58.3%
Gross Margin% before Off Network Database Queries	62.6%	64.4%	66.8%	62.8%
Sales and marketing	4,972	5,185	18,631	20,244
General and administrative	11,109	13,886	40,347	41,774
Depreciation and amortization	9,752	11,649	37,319	41,972
Restructuring (income) expense	(284)	—	2,164	289
Impairment losses on intangible assets	53,712	5,074	53,712	14,056

Operating income	(38,445)	19,017	9,491	75,584

Other expense, net
Interest expense, net	(13,381)	(12,542)	(57,360)	(51,780)
Other, net	1	—	—	(12)

	(13,380)	(12,542)	(57,360)	(51,792)

Income (loss) before provision for income taxes	(51,825)	6,475	(47,869)	23,792
Provision for income taxes	7,323	2,221	10,057	8,729

Net income (loss)	(59,148)	4,254	(57,926)	15,063
Preferred dividends	(7,416)	(8,186)	(30,230)	(31,564)

Net loss attributable to common stockholder	$(66,564)	$(3,932)	$(88,156)	$(16,501)

Net income (loss) per share	$(1.67)	$(0.10)	$(2.21)	$(0.41)
Weighted average shares outstanding	39,838	39,838	39,838	39,838

Unaudited:
Net income (loss) per share pro forma for IPO shares(1)	$(0.87)	$0.06	$(0.86)	$0.22
Shares outstanding after IPO(2)	67,667	67,667	67,667	67,667

Notes:

1)	Assumes no preferred dividends since the outstanding preferred stock will either be redeemed or converted to common shares after our IPO.
2)	Assumes shares outstanding after our IPO were outstanding for each of the full periods presented.

Syniverse Holdings, Inc

Selected Balance Sheet Items (unaudited)

(In thousands)

	As of Dec 31, 2004	Adjusted(1) Dec 31, 2004
Senior subordinated notes, net of discount	$241,817	$157,181
Credit facility, net of discount	215,631	240,000

Total Debt	457,448	397,181

Class A cumulative redeemable preferred stock	335,614	—

Common Stock	37,061	458,119
Accumulated deficit and other comprehensive income	(143,921)	(167,912)

Total owners equity	$(106,860)	$290,207

Notes:

1)	Adjusted for the sale of 17.6 million shares sold in our IPO, our new credit facility, redemption and conversion of our Class A cumulative redeemable preferred stock, repayment of our prior credit facility, tender of $85 million of our senior subordinated notes and associated non-recurring charges related to the debt refinancings.

Syniverse Holdings, Inc

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except per share information)

	Three Months Ended Dec 31, 2003	Three Months Ended Dec 31, 2004	Twelve Months Ended Dec 31, 2003	Twelve Months Ended Dec 31, 2004
Reconciliation to adjusted EBITDA
Net income (loss)	$(59,148)	$4,254	$(57,926)	$15,063
Interest expense, net	13,381	12,542	57,360	51,780
Provision for income taxes	7,323	2,221	10,057	8,729
Depreciation and amortization	9,752	11,649	37,319	41,972
Restructuring	(284)	—	2,164	289
Impairment losses on intangible assets	53,712	5,074	53,712	14,056
IOS North America Transition Expenses	—	1,937	—	1,937
Pre Acquisition Brience EBITDA Loss	—	—	1,815	—

Adjusted EBITDA	$24,736	$37,677	$104,501	$133,826

	Three Months Ended Dec 31, 2003	Three Months Ended Dec 31, 2004	Twelve Months Ended Dec 31, 2003	Twelve Months Ended Dec 31, 2004
Reconciliation to adjusted net income
Net income (loss)	$(59,148)	$4,254	$(57,926)	$15,063
Add provision for income taxes	7,323	2,221	10,057	8,729

Income (loss) before provision for income taxes	(51,825)	6,475	(47,869)	23,792

Adjustments to income (loss) before provision for income taxes

Restructuring	(284)	—	2,164	289
Impairment losses on intangible assets	53,712	5,074	53,712	14,056
Amortization on intangibles from purchase accounting	5,423	6,423	21,762	22,696
IOS North America Transition Expenses	—	1,937	—	1,937

Adjusted income (loss) before provision for income taxes	7,026	19,909	29,769	62,770

Less assumed provision for income taxes at 39%	(2,740)	(7,765)	(11,610)	(24,480)

Adjusted Net Income	$4,286	$12,144	$18,159	$38,290

Adjusted net income per share	$0.11	$0.30	$0.46	$0.96
Weighted average shares outstanding	39,838	39,838	39,838	39,838

Adjusted net income per share pro forma for IPO shares(1)	$0.06	$0.18	$0.27	$0.57
Shares outstanding after IPO(1)	67,667	67,667	67,667	67,667

Notes:

1)	Assumes shares outstanding after our IPO were outstanding for each of the full periods presented.